Exhibit 99.1

Mesa Labs Acquires its UK and Germany Distribution of Biological Indicators

Lakewood, Colorado, March 2, 2015 – Mesa Laboratories, Inc. (NASDAQ:MLAB) (we, us, our, “Mesa” or the “Company”) today announced the acquisition of certain assets and liabilities of two of its European distributors by Amilabo SAS (“Amilabo”), the Company’s subsidiary located near Lyon, France. These acquisitions involved Cherwell Laboratories Ltd. (“Cherwell”), located in Bicester, Oxfordshire and Dr. Früh Control GmbH (“Früh”), located near Frankfurt, Germany; both distributors of the Company’s biological indicator (“BI”) products. Cherwell and Früh are engaged in other lines of business and they will continue to operate as normal. Amilabo purchased only those assets and assumed certain liabilities associated with the BI business.

Biological indicators are used to assess the effectiveness of sterilization processes, including steam, gas (such as Ethylene Oxide or Chlorine Dioxide), hydrogen peroxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Cherwell and Früh have been distributors of Mesa’s BI products for many years, selling primarily to the pharmaceutical and medical device manufacturing markets. After a short transition period, Amilabo will conduct this business in the UK and Germany from their office near Lyon. Centralized supply of BI products from Lyon will improve the service to Mesa’s European customers by increasing product availability and reducing shipping time.

“These acquisitions continue the trend of increasing direct selling efforts in Europe that was started with the acquisition of Amilabo in April, 2014,” said John J. Sullivan, President and CEO of Mesa. “Selling direct allows Mesa to capture additional margin and to better understand the needs of our customers, enabling us to grow our European BI business more effectively.”

“We have worked with Mesa for over three years helping develop the UK market for BI’s”, said Andy Whittard, Managing Director of Cherwell. “It has been a pleasure to work with them and their products, which are market leaders. Improved stock availability within Europe at Amilabo can only benefit UK customers. We will assist in making the transition as smooth and successful as possible for our customers.”

“Mesa’s BI’s are well regarded by our pharmaceutical and medical device customers in Germany,” said Reinfried Früh, Managing Director of Früh. “Servicing the BI market from a central location in Europe makes good sense for both Mesa and its customers.”

About Mesa Laboratories, Inc.

We pursue a strategy of focusing primarily on quality control products, which are sold into niche markets that are driven by regulatory requirements. We prefer markets that have limited competition where we can establish a commanding presence and achieve high gross margins. We are organized into three divisions across six physical locations. Our Instruments Division designs, manufactures and markets quality control instruments and disposable products utilized in connection with the healthcare, pharmaceutical, food and beverage, medical device, industrial hygiene, environmental air sampling and semiconductor industries. Our Biological Indicators Division manufactures and markets biological indicators and distributes chemical indicators used to assess the effectiveness of sterilization processes, including steam, gas, hydrogen peroxide, ethylene oxide and radiation, in the hospital, dental, medical device and pharmaceutical industries. Our Continuous Monitoring Division designs, develops and markets systems which are used to monitor various environmental parameters such as temperature, humidity and differential pressure to ensure that critical storage and processing conditions are maintained in hospitals, pharmaceutical and medical device manufacturers, blood banks, pharmacies and a number of other laboratory and industrial environments.

Forward Looking Statements

This press release may contain information that constitutes "forward-looking statements." Generally, the words "believe," "expect," "intend," “anticipate,” "estimate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to revenue growth and statements expressing general views about future operating results — are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2014, and those described from time to time in our subsequent reports filed with the Securities and Exchange Commission.

CONTACT: John J. Sullivan, Ph.D.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000

For more information about the Company, please visit its website at www.mesalabs.com.